                                   EXHIBIT 3.3


                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                            ASTURIAS INDUSTRIES, INC.

                                    ARTICLE I
                                BUSINESS OFFICES
     Asturias Industries, Inc. (the "Corporation") shall have such offices as its business may require within or without the State of Florida.

                                   ARTICLE II
                     REGISTERED OFFICES AND REGISTERED AGENT

         2.1.     Florida
                  -------
                  The address of the initial registered office in the State of Florida and the name of the initial registered agent of the Corporation at such address are set forth in the Articles of Incorporation. The Corporation may, from time to time, designate a different address as its registered office or a different person as its registered agent, or both; provided, however, that such designation shall become effective upon the filing of a statement of such change with the Department of State of the State of Florida as required by law.

         2.2.     Other States
                  ------------
                  In the event the Corporation desires to qualify to do business in one or more states other than Florida, the Corporation shall designate the location of the registered office or location of the registered or resident agent in each such state and designate the registered or resident agent for service of process at such address in the manner provided by the law of the state in which the Corporation elects to be qualified.





                                   ARTICLE III
                              SHAREHOLDERS MEETINGS

         3.1.     Place of Meetings
                  -----------------
                  Meetings of the shareholders shall be held at the principal office of the Corporation unless another place (within or without the State of Florida) is designated in the notice of the meeting.

         3.2.     Annual Meeting
                  --------------
                  An annual meeting of the shareholders shall be held on the last Monday of each June, or on such other day as the board of directors may from time to time determine, at a time and place designated by the board of directors, for the election of directors and for the transaction of other business.

         3.3.     Special Meetings
                  ----------------
                  Special meetings of the shareholders shall be convened if called by the president or the board of directors, or if requested in writing by the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meeting. The call for the meeting shall be issued by the secretary, unless the president, board of directors or shareholders requesting the meeting shall designate another person to do so.

         3.4.     Notice
                  ------
                  Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date named for the meeting, either personally or by first-class United States mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, unless other notice provisions are required by law in a particular case. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at that shareholder's address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         3.5.     Notice of Adjourned Meetings
                  ----------------------------
                  When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment the board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in paragraph 3.4 above, to each shareholder of record on the new record date who is entitled to vote at such meeting.

         3.6.     Waiver of Notice
                  ----------------
                  Whenever notice is required to be given to any shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether signed before, during, or after the time stated in the waiver, shall be the equivalent of the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in the written waiver of notice.

         3.7.     Closing of Transfer Books and Fixing Record Date
                  ------------------------------------------------
                  The board of directors may close the stock transfer books of the Corporation or otherwise make a determination of shareholders for any purpose, in accordance with the provisions of Section 607.0707 of the Florida Statutes.

         3.8.     Record of Shareholders Having Voting Rights
                  -------------------------------------------
                  If the Corporation shall have more than five (5) shareholders, the officer or agent having charge of the stock transfer books for shares of the

Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of, and the number and class and series, if any, of shares held by, each. The list, for a period of ten
(10) days prior to such meeting, shall be kept on file at the registered office of the Corporation, at the principal place of business of the Corporation, or at the office of the transfer agent or registrar of the Corporation; and any shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting. If the requirements of this section have not been substantially complied with, then on demand of any shareholder in person or by proxy, the meeting shall be adjourned until there has been compliance with the requirements. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

         3.9.     Shareholder Quorum
                  -------------------

                  The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. If a quorum is present at a properly held meeting of the shareholders, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the subject matter under consideration, shall be the act of the shareholders, unless the vote of a greater number or voting by classes (i) is required by the Articles of Incorporation, or (ii) has been provided for in an agreement among all shareholders entered into pursuant to and enforceable under Chapter 607 of the Florida Statutes. After a quorum has been established at a shareholders meeting, the subsequent withdrawal of shareholders or their proxies, reducing the number of shares represented and entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

         3.10.    Proxies
                  -------
                  Every   shareholder   entitled   to  vote  at  a  meeting   of
shareholders or to express consent or dissent without a meeting, or a shareholder's duly authorized attorney-in-fact, may authorize another person or persons to act for that shareholder by proxy in accordance with the provisions of Section 607.0722 of the Florida Statutes.

         3.11.    Action by Shareholders Without a Meeting
                  ----------------------------------------
                  Shareholder action may be taken by written consent in lieu of a meeting in accordance with the provisions of Section 607.0704 of the Florida Statutes.

                                   ARTICLE IV
                                    DIRECTORS

         4.1.     Function
                  --------
                  Except as otherwise provided in Chapter 607 of the Florida Statutes or in the Articles of Incorporation, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the board of directors.

         4.2.     Qualification
                  -------------
                  Directors need not be residents of Florida or shareholders of the Corporation; however, each director shall meet such qualifications as may be set forth in the Articles of Incorporation and in the laws of the State of Florida.

         4.3.     Compensation
                  ------------
                  The board of directors shall have authority to fix the compensation of directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         4.4.     Number
                  ------
                  The number of directors shall be two (2), such number may be increased or decreased from time to time by amendment to these Bylaws or the articles of incorporation or by the board of directors or the shareholders of the Corporation.

         4.5.     Election and Term
                  -----------------
                  4.5.1. Each person named in the Articles of Incorporation as a member of the initial board of directors shall hold office until the first annual meeting of shareholders and until his successor shall have been elected and qualified or until his earlier resignation, removal from office, or death.

                  4.5.2. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, or death.

         4.6.     Removal of Directors
                  --------------------
                  Any director, or the entire board of directors, may be removed, with or without cause, at a meeting of the shareholders called expressly for that purpose, in accordance with the provisions of Section
607.0808 of the Florida Statutes.

         4.7.     Vacancies
                  ---------
                  Any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors.

         4.8.     Quorum and Voting
                  -----------------
                  A majority of the number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business. Subject to other provisions of these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If at any meeting of the board of directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting were announced at the time of the adjournment, to the other directors.

         4.9.     Executive and Other Committees
                  ------------------------------

                  4.9.1. The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the board of directors, as limited by Section 607.0825 of the Florida Statutes.

                  4.9.2. The board of directors, by resolution adopted in accordance with paragraph 4.9.1 above, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

         4.10.    Place of Meetings
                  -----------------
                  Regular or special meetings of the board of directors may be held within or without the State of Florida.

         4.11.    Time, Notice and Call of Meetings
                  ---------------------------------

                  4.11.1. Regular meetings of the board of directors shall be held immediately following the annual meeting of shareholders each year; regular meetings may be held at such other times as the board of directors may fix; special meetings may be held at such times as called by the chairman of the board, the president of the Corporation or any two directors. Written notice of the time and place of special meetings of the board of directors shall be given to each director by personal delivery or by first-class United States mail, telegram, or cablegram at least two (2) days before the meeting.

                  4.11.2. Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

                  4.11.3. Members of the board of directors may participate in a meeting of such board by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         4.12.    Action Without a Meeting
                  ------------------------
                  Any action which is required to be taken, or which may be taken, at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the directors or of the committee. Such consent shall have the same effect as a unanimous vote.

         4.13.    Director Conflicts of Interest
                  ------------------------------

                  4.13.1. No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if:

                             (i) the fact of such  relationship  or  interest is
disclose or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

                             (ii) the fact of such  relationship  or interest is
disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

                             (iii)  the  contract  or  transaction  is fair  and
reasonable as to the Corporation at the time it is authorized by the directors, a committee, or the shareholders.

                  4.13.2. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                    ARTICLE V
                                    OFFICERS

         5.1.     Officers
                  --------
                  The board of directors shall determine from time to time the offices of the Corporation, which may consist of chairman of the board, president, any number of vice presidents, a secretary, assistant secretary
(ies), a treasurer, assistant treasurer(s), and such other offices as may be determined from time to time by the board of directors. Any two or more offices may be held by the same person. The officers shall be elected by the board of directors and shall meet such qualifications as shall be determined by the board of directors under the authority of the Articles of Incorporation and of the laws of the State of Florida.

         5.2.     Duties
                  ------
                  Except as may be modified from time to time by the board of directors, the powers and duties of the officers shall be as follows:

                  5.2.1. The chairman of the board shall preside at all meetings of shareholders and of the board of directors, and shall have the powers and perform the duties usually pertaining to such office, and shall have such other powers and perform such other duties as may be from time to time prescribed by the board of directors.

                  5.2.2. The president shall be the chief executive officer of the Corporation, and shall have general and active management of the business and affairs of the Corporation, under the direction of the board of directors. Unless the board of directors has appointed another presiding officer, the president shall preside at all meetings of the shareholders.

                  5.2.3. Vice presidents shall have such powers and perform such duties as usually pertain to such office or as are properly required of him by the board of directors. In the absence or disability of the president, the vice president(s) (in order of their seniority) shall perform the duties and exercise the powers of the president.

                  5.2.4. The secretary shall have custody of, and maintain, all the corporate records except the financial records, and shall record the minutes of all meetings of the shareholders and the board of directors and its committees, send all notices of meetings, and perform such other duties as may be prescribed by the board of directors or the president.

                  5.2.5. The treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the board of directors or the president, and shall perform such other duties as may be prescribed by the board of directors or the president.

                  5.2.6. The assistant secretary(ies), assistant treasurer(s), and other assistant officers may exercise, subject to supervision by the officer for whom they act as assistant(s), except as otherwise provided for by the board of directors, the powers and duties that pertain to such offices respectively and any such other powers and duties which may be delegated to them.

         5.3.     Term of Office
                  --------------
                  Unless  otherwise  provided at the time of his election,  each person named as an officer of the Corporation by the board of directors shall hold office until the meeting of the board of directors following or concurrent with the next succeeding annual meeting of the shareholders, and until his successor shall have been elected and qualified; or until his earlier resignation, removal from office, or death.

         5.4.     Removal of Officer
                  ------------------
                  Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby.

         5.5.     Vacancies
                  ---------
                  Any vacancy, however occurring, in any office may be filled by the board of directors.

                                   ARTICLE VI
                               STOCK CERTIFICATES

         6.1.     Authorization
                  -------------
                  The Corporation may issue shares of stock authorized by and in accordance with its Articles of Incorporation, as same may be amended from time to time, and none other. Shares may be issued originally only pursuant to a resolution adopted by the board of directors. No shares may be validly issued or transferred in violation of any provision of these Bylaws or in violation of any agreement, to which the Corporation is a party, respecting the issuance or transfer of shares.

         6.2.     Issuance
                  --------
                  Every holder of shares in the Corporation shall be entitled to have a certificate representing all shares to which that holder is entitled. No certificate shall be issued for any share until such share is fully paid.

         6.3.     Signatures
                  ----------
                  Certificates representing shares in the Corporation shall be signed by the president or a vice president and the secretary or an assistant secretary or by such other officers as may be designated from time to time by the board of directors and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the president or vice president and the secretary or an assistant secretary or other designated officer may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation or an employee of the Corporation.

         6.4.     Form
                  ----
                  Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of Florida; the name of the person or persons to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate or a statement that the shares are without par value.

         6.5.     Transfer of Stock
                  -----------------
                  The Corporation shall cancel stock certificates presented to it for transfer and issue and register a new certificate or certificates in the name of a qualified transferee of such shares, if the certificate is properly endorsed by the holder of record or by his duly authorized attorney; provided, however, that the Corporation or its transfer agent may establish other reasonable requirements for transfer, including but not limited to the guarantee of the transferor's signature by a commercial bank or trust company or by a member of the New York Stock Exchange or of the American Stock Exchange.

         6.6.     Lost, Stolen, or Destroyed Certificates
                  ---------------------------------------
                  The Corporation shall issue a new stock certificate duplicating any certificate previously issued, if the holder of record of the certificate: (i) submits proof in affidavit form that it has been lost, destroyed, or wrongfully taken; (ii) requests the issuance of a new certificate, before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (iii) gives bond, in such form as the Corporation may direct, to indemnify the Corporation, the transfer agent, and the registrar against any claim that may be made on account of the alleged loss, destruction, or theft of such certificate; and (iv) satisfies any other reasonable requirements imposed by the Corporation.

                                   ARTICLE VII
                                BOOKS AND RECORDS

         7.1.     Books and Records
                  -----------------
                  7.1.1. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, board of directors, and committees of directors.

                  7.1.2. The Corporation shall keep, at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class, and series, if any, of the shares held by each.

                  7.1.3. Any books, records, and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

         7.2.     Shareholders' Inspection Rights
                  -------------------------------
                  Shareholders of record shall have the right to examine and make extracts from the books and records of the Corporation to the extent provided in Section 607.1603 of the Florida Statutes.

         7.3.     Financial Information
                  ---------------------
                  7.3.1. Unless modified by resolution of the shareholders not later than four (4) months after the close of each fiscal year, the Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year.

                  7.3.2. Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent balance sheet and profit and loss statement.

                  7.3.3. The balance sheets and profit and loss statements shall be filed in the registered office of the Corporation in Florida, shall be kept for at least five (5) years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         Each person (including here and hereinafter, the heirs, executors, administrators, or estate of such person): (i) who is or was a director or officer of the Corporation; (ii) who is or was an agent or employee of the Corporation other than an officer and as to whom the Corporation has agreed to grant such indemnity; or (iii) who is or was serving at the request of the Corporation as its representative in the position of a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise and as to whom the Corporation has agreed to grant such indemnity;
shall be indemnified by the Corporation as of right to the fullest extent permitted or authorized by current or future legislation or by current or future judicial or administrative decision, against any fine, liability, cost or expense, including attorneys' fees, asserted against him or incurred by him in his capacity as such director, officer, agent, employee, or representative, or arising out of his status as such director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and any such person against any such fine, liability, cost or expense, whether or not the Corporation would have the legal power to directly indemnify him against such liability.

                                   ARTICLE IX
                                 APPLICABLE LAW

         These Bylaws shall be construed and enforced in accordance with the laws of the State of Florida. All references in these Bylaws to Chapter 607 of the Florida Statutes and to sections thereof shall refer to such sections as same may be amended from time to time; however, in the event any amendment thereto is not required to be retroactively applied to the Corporation, the board of directors may elect to continue to comply with the provisions theretofore in effect or to comply with the provisions as amended.

         In the event all the shareholders enter into an agreement under the provisions of Section 607.0732 of the Florida Statutes, any provisions of that agreement, which by the terms of the agreement are intended to supersede provisions of these Bylaws that are inconsistent therewith, as well as provisions of the Articles of Incorporation, shall govern and shall supersede these Bylaws.

                                    ARTICLE X
                                    AMENDMENT

         These Bylaws may be repealed or amended, and new Bylaws may be adopted, by either the board of directors or the shareholders, but the board of directors may not amend or repeal any Bylaw adopted by shareholders if the shareholders specifically provide that such Bylaw is not subject to amendment or repeal by the directors.